UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2021
___________________________________________
WEREWOLF THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	001-40366	82-3523180
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1030 Massachusetts Ave, Ste 210
Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2021, the Board of Directors (the “Board”) of Werewolf Therapeutics, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Michael A. Sherman as a director. Mr. Sherman has been designated as a Class I director to serve in accordance with the Company’s amended and restated bylaws until the Company’s 2022 annual meeting of stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. In connection with his appointment to the Board, Mr. Sherman was appointed to the Audit Committee, which he will chair.

Mr. Sherman currently serves as Chief Executive Officer of Chimerix, Inc. (“Chimerix”), a biopharmaceutical company that develops oral antiviral therapeutics, since April 2019. Before joining Chimerix, he served as Chief Executive Officer of Endocyte, Inc. from June 2016 until its $2.1 billion acquisition by Novartis AG in December 2018. Prior to that, Mr. Sherman served as Endocyte’s Chief Financial Officer from October 2006 to February 2017 and its Chief Operating Officer from June 2014 to June 2016, where he helped lead Endocyte through its initial public offering and subsequent financings. Prior to joining Endocyte, Mr. Sherman served in various executive roles, including as vice president of finance and strategic planning for Guidant Corporation, a cardiovascular device manufacturer acquired by Boston Scientific Corporation. Mr. Sherman currently serves on the Board of Trustees for the Children’s Museum of Indianapolis as past chairman. Mr. Sherman has served on the Boards of Directors at Biospecifics Technologies, Inc. from April 2020 until its acquisition by Endo Pharmaceuticals in December 2020 and Mead Johnson Nutrition Company from February 2015 until its acquisition by Reckitt Benckiser in June 2017. Mr. Sherman holds a B.A. in economics from DePauw University and an MBA from the Tuck School of Business at Dartmouth, graduating as a Tuck Scholar.

In accordance with the Company’s non-employee director compensation program, Mr. Sherman (i) will receive annual cash compensation of $35,000 as a director, $15,000 for service as chairman of the Audit Committee and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and the Audit Committee and (ii) was granted an option to purchase 23,200 shares of the Company’s common stock, with an exercise price of $14.63, equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of his appointment, which option will vest with respect to one-third of such shares on the first anniversary of the grant date and thereafter in equal monthly installments until all shares are vested on the third anniversary of the grant date, subject to Mr. Sherman’s continued service on the Board. In addition, Mr. Sherman will be eligible for annual stock option grants in accordance with the Company’s non-employee director compensation program. Mr. Sherman entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S‑1 (File No. 333‑255132), filed with the Securities and Exchange Commission on April 8, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: May 28, 2021	By:	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer